PURCHASE MONEY NOTE

$2,975,000.00                                      Wake County, North Carolina
                                                                  May 20, 2002


         FOR VALUE RECEIVED, DCF I, LLC, a North Carolina limited liability company, with offices located at 14 Consultant Place, Suite 250, Durham, North Carolina 27707 (the "Borrower"), promises to pay to MERISEL PROPERTIES, INC., a Delaware corporation, with offices located at 200 Continental Boulevard, El Sequndo, California 90245-0984 ("Lender"), or order, the principal sum of Two Million Nine Hundred Seventy-Five Thousand and 00/100 Dollars ($2,975,000.00), with simple interest on the unpaid balance from the date hereof, at a variable rate equal to the "prime rate" plus two and twenty-five hundredths percent (2.25%) per annum, until paid or until default, such interest payable in lawful money of the United States of America, at the address of Lender set forth above, or at such place as the legal holder hereof may designate in writing. The "prime rate" shall be that interest rate which is identified as the "prime rate" in the money rates column of the Wall Street Journal as the same may change from time-to-time.

         Accrued interest shall be paid monthly in arrears, with an installment due on the first day of each month. The principal amount hereof, and all accrued interest thereon, shall be paid in full on May 20, 2004.

         This Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied first to accrued interest and then to principal.

         Time is hereby declared to be of the essence. In the event of default
(a) in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten (10) days after written notice to Borrower, or (b) under the terms of Section VII of that certain Construction Loan Agreement by and between Borrower and Lender dated of even date herewith, then in such event the holder may without further notice declare the remainder of the principal sum, together with all interest accrued thereon and the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

         If any sum payable under this Note is not paid prior to fifteenth
(15th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Deed of Trust (as hereinafter defined).

         All parties to this Note, including Borrower and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

         Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the Borrower, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys' fees ("reasonable attorneys' fees" shall mean the actual number of hours worked by legal counsel and paralegals multiplied by their usual and customary hourly rate and actual out-of-pocket expenses incurred in connection with any action, proceeding, controversy, claim, dispute or litigation), plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

         This Note is given to secure the balance due for the purchase of certain real estate located in the Town of Cary, Wake County, North Carolina, and is secured by a Purchase Money Deed of Trust constituting a first lien against such real estate (the "Deed of Trust").

         This Note is to be governed and construed in accordance with the laws of the State of North Carolina. All references in this Note to Lender shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note and any security documents executed in connection herewith shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged to or collected by the Lender. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note.


                     [The next page is the signature page]


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         IN TESTIMONY WHEREOF, the Borrower has caused this instrument to be executed under seal as of the day and year first above written.


                              DCF I, LLC,
                              a North Carolina limited liability company (SEAL)



                              BY:/s/Anthony Dilweg
                                 ------------------------------------- (SEAL)
                                 Anthony Dilweg, Manager


                        [Signature Page to Note]

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STATE OF NORTH CAROLINA

COUNTY OF ________________


         I, a Notary Public of the County and State aforesaid, certify that Anthony Dilweg personally came before me this day and acknowledged that he is Manager of DCF I, LLC, a North Carolina limited liability company, and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name by him.

         Witness my hand and official stamp or seal, this the ______ day of _________, 2002.



(SEAL)                            ___________________________________
                                  Notary Public

My Commission Expires:

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                       [Acknowledgement Page to Note]